UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 21, 2008

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On May 21, 2008, William D. Larsson, who is the Senior Vice President and Chief Financial Officer of Precision Castparts Corp. (the “Company”), notified the Company that he expects to retire on December 31, 2008.

(c) On May 21, 2008, the Company’s Board of Directors selected Shawn Hagel to succeed Mr. Larsson as Chief Financial Officer of the Company when Mr. Larsson transitions or retires from that position. Ms. Hagel, 42, has served as the Company’s Vice President—Finance since April 2008, and from 1997 to that date she was the Company’s Corporate Controller.

(d) On May 21, 2008, the Company’s Board of Directors elected Lester L. Lyles as a director. Mr. Lyles was appointed to serve on the Audit Committee. In accordance with Oregon law, Mr. Lyles will stand for election by the Company’s shareholders at the 2008 Annual Meeting of Shareholders. Mr. Lyles will receive compensation for his services in accordance with the Company’s non-employee director compensation program, which is described in the Company’s July 3, 2007 Proxy Statement.

(e) On May 22, 2008, the Company entered into an agreement with Mr. Larsson relating to his expected retirement. The Company has agreed to: (i) pay Mr. Larsson an additional supplemental retirement benefit of $3,000 per month; (ii) grant Mr. Larsson stock options in November 2008 as part of the Company’s annual option grant program with provisions specific to Mr. Larsson’s expected retirement, and modify the award agreements for Mr. Larsson’s 2005 and 2006 stock option grants to contain similar provisions; and (iii) pay Mr. Larsson, on or before December 31, 2008, a prorated bonus for three-quarters of fiscal 2009. The agreement is filed as Exhibit 10.1 hereto.

Also on May 21, 2008, the Company’s Board of Directors approved a new executive bonus arrangement to reward the development, addition, retention and sharing of high potential employees among the Company’s manufacturing plants. Substantially all of the participants in the Company’s existing executive incentive plans will participate in the new bonus arrangement, including some or all of the named executive officers. Performance will be assessed by the CEO of the Company at fiscal year-end. Participants in fiscal year 2009 will be eligible to receive a 5 percent increase in any bonus otherwise payable to the participant under the applicable executive incentive plan if all objectives applicable to the participant under this new bonus arrangement are fully attained, or a lesser percentage if some but not all objectives are attained. In addition, the Board of Directors has determined that up to 5 percent of the bonus award otherwise payable to a participant under the executive incentive plan in which he or she participates will be conditioned on attainment of minimum objectives under this new bonus arrangement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	William D. Larsson agreement, dated May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: May 28, 2008	By:	/s/ Roger A. Cooke
	Name:	Roger A. Cooke
	Title:	Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	William D. Larsson agreement, dated May 22, 2008.